American International Dairy Holdings Co., Inc. and Subsidiaries
Consolidated Balance Sheet
September 30, 2007
(Unaudited)

2007
ASSETS
Current Assets
Cash and cash equivalents	$3,795,003
Trade accounts receivable	4,937,487
Advance to suppliers and other receivables	524,067
Inventories	2,394,382
Total current assets	11,650,939

Property and equipment, net	2,353,322

$14,004,261

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,349,390
Advances from employees	287,600
Taxes payable	240,646
Notes payable	266,667
Loan from shareholder	2,191,285
Total current liabilities	5,335,588

Stockholders' Equity
Common stock ($0.001 par value, 30,000,000 shares authorized, 10,000 issued and outstanding at September 30, 2007)	10
Additional paid-in capital	1,019,871
Accumulated other comprehensive income	470,093
Retained earnings	7,178,699
Total stockholders' equity	8,668,673
$14,004,261

The accompanying notes are an integral part of these financial statements.

American International Dairy Holdings Co., Inc. and Subsidiaries
Consolidated Statements of Operations
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006

Sales	$20,971,555	$11,882,757

Cost of Goods Sold	13,853,290	7,579,002

Gross Profit	7,118,265	4,303,755

Operating Expenses
Selling expenses	3,427,327	2,480,812
Administrative	558,105	333,309
Depreciation and amortization	36,844	26,446
Total operating expenses	4,022,276	2,840,567

Other Income (Expense)
Interest Income	3,597	658
Interest Expense	(14,050)	(4,613)
Total other income (expense)	(10,453)	(3,955)

Net Income Before Provision for Income Tax	3,085,536	1,459,233

Provision for Income Taxes
Current	148,594	36,434
Deferred	-	-
	148,594	36,434

Net Income	$2,936,942	$1,422,799

Basic and Diluted Earnings Per Share	$293.69	$142.28

Basic and Diluted Weighted Average Shares Outstanding	10,000	10,000

The Components of Other Comprehensive Income
Net Income	$2,936,942	$1,422,799
Foreign currency translation adjustment	212,472	96,868

Comprehensive Income	$3,149,414	$1,519,667

The accompanying notes are an integral part of these financial statements.

American International Dairy Holdings Co., Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ended December 31, 2006 and 2005
And the Nine Months Ended September 30, 2007

	Common Stock				Accumulated
	Number		Additional	Retained	Other	Total
	of	Par	Paid-In	Earnings	Comprehensive	Stockholders'
	Shares	Value	Capital	(Deficit)	Income	Equity

Balance at December 31, 2004	10,000	$10	$1,019,871	$825,982	$-	$1,845,863

Foreign currency translation adjustment	-	-	-	-	113,732	113,732

Net income for the year ended
December 31, 2005	-	-	-	723,150	-	723,150

Balance at December 31, 2005	10,000	10	1,019,871	1,549,132	113,732	2,682,745

Foreign currency translation adjustment	-	-	-	-	143,889	143,889

Net income for the year ended
December 31, 2006	-	-	-	2,692,625	-	2,692,625

Balance at December 31, 2006	10,000	$10	$1,019,871	$4,241,757	$257,621	$5,519,259

Foreign currency translation adjustment					212,472	212,472

Net income for the nine months ended
September 30, 2007				2,936,942		2,936,942

	10,000	$10	$1,019,871	$7,178,699	$470,093	$8,668,673

The accompanying notes are an integral part of these financial statements.

American International Dairy Holdings Co., Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006
Cash flows from operating activities
Net Income	$2,936,942	$1,422,799
Adjustments to reconcile net cash provided by
operating activities
Depreciation and amortization	166,973	123,069
Net change in assets and liabilities
Accounts receivable	(749,786)	(2,885,208)
Other receivables	(248,040)	(77,646)
Inventory	(810,073)	(420,659)
Accounts payable and accrued liabilities	212,269	2,685,231
Advances by employees	14,452	(185,388)
Taxes payable	39,728	38,264

Net cash provided by operating activities	1,562,465	700,462

Cash flows from investing activities
Purchases of fixed assets	(689,983)	(548,846)

Net cash (used in) investing activities	(689,983)	(548,846)

Cash flows from financing activities
Advances from shareholders	2,000,000	-
Advances on notes payable	266,667	-
Payments on notes payable	-	(117,139)

Net cash provided by (used in) financing activities	2,266,667	(117,139)

Effect of exchange rate	14,690	27,828

Net increase in cash	3,153,839	62,305

Cash and cash equivalents at beginning of year	641,164	318,594

Cash and cash equivalents at end of year	$3,795,003	$380,899

Supplemental disclosure of cash flow information

Interest paid	$14,050	$4,613
Enterprise incomes taxes paid	$215,859	$-

The accompanying notes are an integral part of these financial statements.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

1.	Description of Business

Nature of organization - American International Dairy Holdings, Inc. (the “Company” or “AIDH”), a Nevada corporation, was formed in 2005 for the purpose of acquiring the stock in Heilonjang Xing An Ling Dairy, Co. On May 30, 2005, AIDH, pursuant to the Share Transfer Agreement acquired Heilonjiang Xing An Ling Dairy Co. Limited, (XAL) a corporation formed on September 8, 2003 in Heilonjiang Providence, The People’s Republic of China. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

XAL is a dairy company engaged in manufacturing of milk powder, bean powder, bean milk powder and solid beverage and repackaging of rice powder.

Prior to September 23, 2006 XAL owned 57.69% of Heilongjiang Beian Nongken Changxing LvBao Dairy Limited Liability Company (“LvBao”) with the remaining balance being held by the Company’s sole shareholder. On September 23, 2006, the remaing 42.31% ownership in LvBao was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes. LvBao was formed on January 20, 2000 and is engaged in manufacturing and sales of dairy products.

2.	Basis of Preparation of Financial Statements

XAL and LvBao maintain their books and accounting records in Renminbi (“RMB”).

The financial statements have been prepared in order to present the consolidated financial position and consolidated results of operations in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in terms of US dollars (see paragraph “Foreign Currency” below).

3.	Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries, XAL and LvBao. All inter-company transactions and balances were eliminated.

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock warrant valuation. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value. Substantially all of the Company’s cash is held in bank accounts in The Peoples Republic of China and is not protected by FDIC insurance or any other similar insurance.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Accounts receivable - The Company use the allowance method to account for uncollectible accounts receivable. As of September 30, 2007 and 2006 all accounts receivable were considered collectible and these was no allowance for bad debts.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Land use rights are being amortized to expense on a straight line basis over the life of the rights. Depreciation on property, plant and equipment is provided using the straight-line method over the estimated useful lives of the assets after taking into account a 5% residual value for both financial and income tax reporting purposes as follows:

Land use rights	50 years
Buildings	30 years
Communication Equipment, plant and machinery	10 - 30 years
Motor vehicles	10 years
Diary cows	5 years
Furniture, Fixtures, and Equipment	5 - 10 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the Statements of Operations.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 30, 2007.

Intangible Assets - Intangible assets consist of land use rights acquired by the Company and are amortized over the lives of the rights agreements, which is fifty years. The Company evaluates the carrying value of intangible assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount. There were no impairments recorded during the year ended December 30, 2006.

Foreign Currency - The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within shareholders’ equity. Translation adjustments for the nine months periods ended September 30, 2007 and 2006 totaled $212,472 and $96,868 respectively.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

As of September 30, 2007 and 2006 the exchange rate was 7.5 Yuan and 7.9 Yuan per U.S. Dollar.

Income recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon customers download prepaid study materials.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable

Advertising - The Company expensed advertising costs the first time the respective advertising took place. These costs were included in selling, general and administrative expenses. The total advertising expenses incurred for nine months ended September 30, 2007 and 2006 were $78,683 and $248,751, respectively.

Product display fees - The Company has entered into a number of agreements with the resellers of its products, whereby the Company pays the reseller an agreed upon amount to display its products. As prescribed by the Emerging Issues Task Force Issue 01-09: Accounting for Consideration Given by a Vendor to a Customer, the Company has reduced sales by the amounts paid under these agreements. For the nine months ended September 30, 2007 and 2006 these totaled $469,740 and $120,308, respectively.

Shipping and handling costs - The Company's shipping and handling costs are included in cost of sales for all periods presented

Earnings per share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common share shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. As of September 30, 2007 and 2006 the Company had no common stock equivalents outstanding.

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company does not accrue United States income tax on unremitted earnings from foreign operations as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, , income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 do it is classification as a “Wholly Foreign Owned Enterprise”. On March 16, 2007, The People’s Republic of China enacted a new Enterprise Income Tax Law, for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to say in place through 2012 with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption will end on January 10, 2008, at which time XAL will qualify under the current tax structure for a 50% reductions in the statutory enterprise income tax rates for an additional three years. The enterprise income tax expense of $148,594 and $36,434 as of September 30, 2007 and 2006 respectively, were incurred at the LvBao level which is not subject to Wholly Foreign Owned subsidiary rules.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. There were no material timing differences which would give rise to deferred income tax assets or liabilities at September 30, 2007.

A provision has not been made at September 30, 2007 for U.S. or additional foreign withholding taxes on approximately $5,803,000 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the company believes that the total amount of unrecognized tax benefits as of September 30, 2007, is not material to its results of operations, financial condition or cash flows. The company also believes that the total amount of unrecognized tax benefits as of September 30, 2007, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the company’s results of operations, financial condition or cash flows.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies - A related company is a company in which a director or an officer has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs - According to The People’s Republic of China regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program

Fair value of financial instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of September 30, 2007 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements - In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees . Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect were required upon The Company’s adoption of SFAS No. 123(R) as the Company had no outstanding share awards as of the date of adoption and has not issued any share based awards during 2006.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. Implementation of FIN 48 has had no material effect on the Company’s financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, we anticipate adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on our financial condition or results of operations.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

4.	Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the nine months ended September 30, 2007 and 2006, no single customer accounted for 10% or more of sales revenues.

As of September 30, 2007 the Company had no insurance coverage of any kind. Accrual for losses is not recognized until such time as an uninsured loss has occurred.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

5.	Cash and Cash Equivalents

As of September 30, 2007, Cash and cash equivalents consist of the following:

2007
Cash on hand	$3,786
Cash in banks	3,791,217
$3,795,003

6.	Inventory

As of September 30, 2007 Inventory consisted of the following:

2007
Raw materials	$1,797,336
Work in process	532,687
Finished goods	57,253
Repair parts	7,106
$2,394,382

7.	Property and Equipment

As of September 30, 2007, Property and Equipment consist of the following:

2007
Land use rights	$65,056
Building	986,243
Plant and Machinery	1,494,291
Motor vehicles	409,239
Dairy cows	200,783
Office equipment	35,558
3,191,170
Less: Accumulated depreciation	(837,848)
$2,353,322

For the nine months ended September 30, 2007 and 2006 depreciation expenses totaled $166,973 and $123,069 respectively of which $130,129 and $96,623 respectively were included as a component of cost of goods sold.

8.	Notes Payable

September 30, 2007
Bank loan dated January 10, 2007, due January 9, 2008 with a interest rate of 7.96%, interest to be paid monthly.	$266,667
$266,667

9.	Income Taxes

On May 30, 2005, American International Dairy Holdings, Inc. executed a Share Transfer Agreement with Heilongjian Xing An Ling Dairy Co., Ltd., a corporation organized and existing under the laws of People’s Republic of China. XAL applied to be as a foreign invested company right after the share transfer, which business license has been approved as a foreign invested company on January 10, 2006. According to Chinese taxation policy, there is income tax exemption for 2 years and half for 3 years suitable to foreign invested company, advanced Technology Company or software Development Company. XAL is a Company under the first category. Therefore the Company enjoys this income tax exemption policy from January 10, 2006 the date approval as a foreign invested company. The Company received a 100% tax holiday as of January 10, 2006. On January 10, 2008 the Company’s tax exemption will be reduced to 50% of the prevailing tax rate and will continue at this reduced rate for three additional years.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

LvBao is currently subject to Enterprise income tax at a rate of 15%.

A reconciliation of the provision for income taxes with amounts determined by the U.S. federal income tax rate to income before income taxes is as follows.

	Nine months Ended September 30,
	2007	2006
Computed tax at the federal statutory rate of 34%	$1,049,082	$496,139
Less adjustment to EIT statutory rate of 15%	(586,252)	(277,254)

Benefit of tax holiday	(314,236)	(182,451)

Income tax expense per books	$148,594	$36,434

The tax holiday resulted in tax savings as follows:

	Nine months Ended September 30,
	2007	2006

Tax savings	$314,236	$182,451

Benefit per share
Basic	$31.42	$18.25
Diluted	$31.42	$18.25

There were no significant timing differences between financial and enterprise income tax report at September 30, 2007 or 2006.

10.	Employee Retirement Benefits and Post Retirement Benefits

According to the Heilongjiang Provincial regulations on state pension program, both employees and employers have to contribute toward pensions. The pension contributions range from 8% that was contributed by individuals (employees) and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. Employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. During the nine months ended September 30, 2007 and 2006, the Company contributed $69,378 and $53,976 in pension contributions.

11.	Loans from Shareholder

On May 28, 2006 the Company purchased machinery, facilities, housing and 100 cows from a shareholder of the Company for a note of $191,285, which approximated his cost in these assets. The note does not bear interest and is due on demand.

During the nine months ended September 30, 2007 a shareholder loaned the Company $2,000,000. The note does not bear interest and is due on demand.

American International Dairy Holding Co., Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

12.	Commitments and Contingencies

No government approvals are required to conduct the Company’s principal operations, and the Company is not aware of any probable governmental regulation of our business sectors in the near future. Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

13. Operating Leases

The company leases various distribution facilities. All leases are on an annual basis and commence on January 1, of each year. For the nine months ended September 30, 2007 and 2006, the Company incurred rental expense of $62,883 and $42,200 respectively. As of September 30, 2007, the Company had outstanding lease commitments totaling $52,449, all of which were due within the next year.